INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE PHILIPPINES

NUMBER 001901

SHARES

etelecare GLOBAL SOLUTIONS

This Certifies that ______________________ *is the owner of*

______________________ *Shares of Common Stock of*

# eTelecare Global Solutions, Inc.

*transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.*

eTelecare Global Solutions, Inc. Incorporated in 2000

Countersigned: *this* ____________ *day of* ____________ *AD* ______

TRANSFER AGENT

SECRETARY

CHIEF EXECUTIVE OFFICER

Shares PAR VALUE P1.00 Each.

DOCUMENTARY STAMP TAXES DUE ON THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PAID.

# CERTIFICATE

FOR

SHARES

OF THE

# Capital Stock

**eTelecare Global Solutions, Inc.**

ISSUED TO

DATE

*For Value Received, ___ hereby sell, assign and transfer unto ___*

*___ Shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ___ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

*Dated ___ 20___*

*In presence of*

___

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.